REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM

To the Trustees and Investors of MSAR
Completion Portfolio (formerly Multi-Sector
Option Strategy Portfolio):
In planning and performing our audit of the
financial statements of MSAR Completion
Portfolio (formerly Multi-Sector Option
Strategy Portfolio) (the "Portfolio"), as of
and for the year ended  October 31, 2011, in
accordance with the standards of the Public
Company Accounting Oversight Board
(United States), we considered the
Portfolio's internal control over financial
reporting, including controls over
safeguarding securities, as a basis for
designing our auditing procedures for the
purpose of expressing our opinion on the
financial statements and to comply with the
requirements of Form N-SAR, but not for
the purpose of expressing an opinion on the
effectiveness of the Portfolio's internal
control over financial reporting.
Accordingly, we express no such opinion.
The management of the Portfolio is
responsible for establishing and maintaining
effective internal control over financial
reporting.  In fulfilling this responsibility,
estimates and judgments by management are
required to assess the expected benefits and
related costs of controls.  A portfolio's
internal control over financial reporting is a
process designed to provide reasonable
assurance regarding the reliability of
financial reporting and the preparation of
financial statements for external purposes in
accordance with generally accepted
accounting principles.  A portfolio's internal
control over financial reporting includes
those policies and procedures that (1) pertain
to the maintenance of records that, in
reasonable detail, accurately and fairly
reflect the transactions and dispositions of
the assets of the portfolio; (2) provide
reasonable assurance that transactions are
recorded as necessary to permit preparation
of financial statements in accordance with
generally accepted accounting principles,
and that receipts and expenditures of the
portfolio are being made only in accordance
with authorizations of management and
trustees of the portfolio; and (3) provide
reasonable assurance regarding prevention or
timely detection of unauthorized acquisition,
use, or disposition of a portfolio's assets that
could have a material effect on the financial
statements.
Because of its inherent limitations, internal
control over financial reporting may not
prevent or detect misstatements.  Also,
projections of any evaluation of
effectiveness to future periods are subject to
the risk that controls may become
inadequate because of changes in conditions,
or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the design or
operation of a control does not allow
management or employees, in the normal
course of performing their assigned
functions, to prevent or detect misstatements
on a timely basis.  A material weakness is a
deficiency, or a combination of deficiencies,
in internal control over financial reporting,
such that there is a reasonable possibility that
a material misstatement of a portfolio's
annual or interim financial statements will
not be prevented or detected on a timely
basis.
Our consideration of the Portfolio's internal
control over financial reporting was for the
limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal control
that might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Portfolio's internal
control over financial reporting and its
operation, including controls for
safeguarding securities, that we consider to
be a material weakness, as defined above, as
of October 31, 2011.
This report is intended solely for the
information and use of management and the
Trustees of MSAR Completion Portfolio
(formerly Multi-Sector Option Strategy
Portfolio) and the Securities and Exchange
Commission and is not intended to be and
should not be used by anyone other than
these specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 19, 2011